Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting part of this Registration Statement on Pre-Effective Amendment No. 1 to Form S-1 of our report dated April 25, 2006 on the statement of financial condition of DB Currency Index Value Fund as of April 20, 2006, our report dated April 25, 2006 on the statement of financial condition of DB Currency Index Value Master Fund as of April 20, 2006, and the related statements of operations and changes in net assets for the period from April 12, 2006 (inception) through April 20, 2006, and our report dated October 21, 2005 on the statement of financial condition of DB Commodity Services LLC as of September 15, 2005, and the related statements of changes in member’s capital and cash flows for the period from May 23, 2005 (inception) through September 15, 2005, all of which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

New York, New York

April 28, 2006